Exhibit 99.1
FOR IMMEDIATE RELEASE

Company Contact:	IR Agency Contact:
Investor Relations	Becky Herrick
408-952-8402	415-433-3777
investorrelations@raesystems.com	bherrick@lhai.com
RAE Systems Reports First Quarter 2009 Results
First Quarter 2009 Revenue Increased 7% Over First Quarter 2008
SAN JOSE, Calif. — May 6, 2009 —RAE Systems Inc. (NYSE AMEX: RAE), a leader in delivering innovative sensor solutions to serve industrial, energy, environmental, and government safety markets worldwide, reported financial results and business highlights for the first quarter ended March 31, 2009.
“The growth in first quarter revenue was driven by our diversified markets and the adoption of the new products we introduced last year,” said Robert Chen, RAE Systems president and chief executive officer. “While the global economic slowdown has impacted our business, we believe trends in the regulatory compliance and energy market, including the industrial and oil production sectors, will continue to be significant long-term market drivers for us. In all of our markets, we will continue to explore and develop strategic value-added partnerships to leverage our product and market expertise. We expect full year 2009 revenue to be comparable with 2008 and excluding the impact of the previously announced FCPA investigation we expect to be profitable for the year.”
First Quarter 2009 Financial Results
For the first quarter of 2009, RAE Systems reported revenue of $19.1 million, compared to $17.9 million in the same quarter in 2008. For the first quarter of 2009, Americas contributed 42 percent of total revenue; Asia contributed 39 percent; and Europe contributed 19 percent. Gross margin for the quarter was 49 percent, compared with 50 percent for the first quarter of 2008. The decline in the gross margin during the first quarter of 2009 was primarily due to unfavorable exchange rate fluctuations in the Euro and the write-down of inventory. The net loss for the first quarter of 2009

FOR IMMEDIATE RELEASE
was $988,000, or $0.02 per share, compared with a net loss of $2.3 million, or $0.04 per share, for the first quarter of 2008.
First Quarter 2009 Business Highlights
•	Deployed the MultiRAE Plus to the U.S. military for aviation safety including for the Presidential Inauguration and Special Olympics.

•	Delivered wireless AreaRAE Steel Rapid Deployment Kits, GammaRAE II R radiation monitors and LifeShirt personnel monitors to the Kuwait Civil Defense Force.

•	Received certification for AreaRAE Steel monitors for deployment in the most hazardous working environments.

•	Received European ATEX hazardous environment intrinsic safety certifications for the MiniRAE 3000 and ppbRAE 3000 next generation photoionization detectors for volatile organic compounds.

•	Received China Mine Safety certification for the company’s integrated digital mine safety and control systems.
About RAE Systems
RAE Systems is a leading global provider of rapidly deployable sensor networks that enable customers to identify safety and security threats in real time. Products include disposable gas detection tubes, single gas personal monitors, multi-sensor chemical detection monitors, photoionization (PID) monitors for volatile organic compounds (VOCs), wireless gas detection systems, and radiation monitoring networks for energy production and refining, industrial and environmental safety, and public and government first responder security sectors. RAE Systems’ products are used in over 95 countries by many of the world’s leading corporations and by many U.S. government agencies. For more information about RAE Systems, please visit www.RAESystems.com.
Safe Harbor Statement
This press release may contain “forward-looking” statements, as that term is used in Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, without limitation: expressions of “belief,” “anticipation,” or “expectations” of management; statements as to industry trends or future results of operations of RAE Systems and its subsidiaries; and other statements that are not historical fact. These types of statements address matters that are subject to risks and uncertainties, which could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the general economic and industry factors and receptiveness of the market to RAE Systems and its products. In addition, our forward-looking statements should be considered in the context of other risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to our annual report on Form 10-K and Form 10-Q filings, available online at http://www.sec.gov. All forward-looking statements are based on information available to the company on the date hereof, and the company assumes no obligation to update such statements.

FOR IMMEDIATE RELEASE
[Tables to Follow]

RAE Systems Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and par value data)
(unaudited)

	March 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$14,703	$14,845
Trade notes receivable	1,945	1,870
Accounts receivable, net of allowances of $3,911 and $3,472, respectively	18,095	20,961
Accounts receivable from affiliate	141	100
Inventories	16,163	17,604
Prepaid expenses and other current assets	4,344	4,991
Income taxes receivable	979	895

Total current assets	56,370	61,266

Property and equipment, net	14,988	14,976
Intangible assets, net	3,111	3,342
Investments in unconsolidated affiliates	399	467
Other assets	1,021	1,124

Total assets	$75,889	$81,175

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,445	$6,387
Accounts payable to affiliate	208	382
Payable to Fushun shareholder	2	64
Bank lines of credit	3,744	2,584
Accrued liabilities	10,452	12,318
Notes payable to related parties, current	750	1,329
Income taxes payable	444	425
Deferred revenue, current	565	631

Total current liabilities	20,610	24,120

Deferred revenue, non-current	628	685
Deferred tax liabilities, non-current	—	83
Deferred gain on sale of real estate, non-current	4,920	5,079
Other long-term liabilities	1,339	1,292
Notes payable to related parties, non-current	758	1,219

Total liabilities	28,255	32,478

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock, $0.001 par value, 200,000,000 shares authorized; 59,443,914 and 59,443,914 shares issued and outstanding, respectively	59	59
Additional paid-in capital	62,913	62,549
Accumulated other comprehensive income	6,404	6,555
Accumulated deficit	(26,935)	(25,947)

Total RAE Systems Inc. shareholders’ equity	42,441	43,216
Noncontrolling interest	5,193	5,481

Total shareholders’ equity	47,634	48,697

Total liabilities and shareholders’ equity	$75,889	$81,175

RAE Systems Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share data)
(unaudited)

	Three Months Ended
	March 31,
	2009	2008
Net sales	$19,113	$17,869
Cost of sales	9,783	9,014

Gross profit	9,330	8,855

Operating expenses:
Sales and marketing	4,382	5,380
Research and development	1,595	1,736
General and administrative	4,413	4,296

Total operating expenses	10,390	11,412

Operating loss from continuing operations	(1,060)	(2,557)
Other income (expense):
Interest income	9	48
Interest expense	(145)	(102)
Other, net	(61)	307
Equity in loss of unconsolidated affiliate	(67)	(9)

Loss from continuing operations before income taxes	(1,324)	(2,313)
Income tax benefit (expense)	41	(196)

Loss from continuing operations	(1,283)	(2,509)
Gain from discontinued operations, net of tax	—	10

Net loss	(1,283)	(2,499)
Net loss attributable to the noncontrolling interest	295	163

Net loss attributable to RAE Systems Inc.	$(988)	$(2,336)

Net loss per share-basic and diluted:
Continuing operations	$(0.02)	$(0.04)
Discontinued operations	—	—

Net loss per share-basic and diluted	$(0.02)	$(0.04)

Weighted average common shares outstanding-basic and diluted	59,343	58,999

The following table sets forth the components of our Condensed Consolidated Statements of Operations as a percentage of net sales:

	Three Months Ended
	March 31,
	2009	2008
Net sales	100%	100%
Cost of sales	51%	50%

Gross profit	49%	50%

Operating expenses:
Sales and marketing	23%	30%
Research and development	9%	10%
General and administrative	23%	24%
Adjustment to lease abandonment accrual	0%	0%

Total operating expenses	55%	64%

Operating loss from continuing operations	-6%	-14%
Other income (expense):
Interest income	0%	0%
Interest expense	-1%	-1%
Other, net	0%	2%
Equity in loss of unconsolidated affiliate	0%	0%

Loss from continuing operations before income taxes	-7%	-13%
Income tax benefit (expense)	0%	-1%

Loss from continuing operations	-7%	-14%
Gain from discontinued operations, net of tax	0%	0%

Net loss	-7%	-14%
Net loss attributable to the noncontrolling interest	2%	1%

Net loss attributable to RAE Systems Inc.	-5%	-13%